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                                EXHIBIT NO. 23.1
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                       Consent of Coopers & Lybrand L.L.P.




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                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders,
The Progressive Corporation:


We consent to the incorporation by reference in the Registration Statement of The Progressive Corporation on Form S-3 of our reports dated January 27, 1998, on our audits of the consolidated financial statements and financial statement schedules of The Progressive Corporation and subsidiaries (the "Company") as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included in the Company's Annual Report on Form 10-K, as amended by Form 10-K/A - No. 1. We also consent to the reference to our firm under the caption of "Experts."




                                                  /s/ Coopers & Lybrand L.L.P.
                                                  COOPERS & LYBRAND L.L.P.



Cleveland, Ohio
March 31, 1998